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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 6, 2000


                              THE PMI GROUP, INC.
            (Exact name of registrant as specified in its charter)

Delaware                    1-13664                     94-3199675
(State of Incorporation)    (Commission File Number)    (I.R.S. Employer Identification No.)

               601 Montgomery Street, San Francisco, California       94111
               (Address of principal executive offices)               (Zip Code)

Registrant's telephone number including area code: (415) 788-7878



      ___________________________________________________________________
        (Former name or former address, if changed since last report.)
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Item 5.   Other Events

In a press release dated September 6, 2000, The PMI Group, Inc. announced that operating earnings for 2000 will likely increase between 26 and 29 percent to between $5.70 and $5.80 per share and that operating earnings for 2001 will likely grow between 17 and 19 percent, to between $6.67 and $6.90 per share. A copy of the Company's press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

The Company's statements in this Form 8K and the attached press release that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, PMI's estimate that operating earnings for the year 2000 likely will increase between 26 and 29% to $5.70 and $5.80 per share, PMI's estimate that operating earnings for the year 2001 will likely increase between 17 and 19% to between $6.67 and $6.90, PMI's belief that stronger persistency, better than expected loss experience and contributions from its international operations, investments and subsidiaries will continue to drive growth, and the Company's belief that it may experience slightly higher losses and claims in 2001. These forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the following factors that could cause the Company's actual results to differ materially from those expressed herein:

A number of factors affecting PMI and the mortgage industry in general could cause claims on policies issued by PMI to increase and this could materially adversely affect the Company's financial condition and results of operations. The loss experience of PMI could be materially and adversely affected by economic recession, declining housing values, higher employment rates, deteriorating borrower credit, rising interest rates, legislation impacting borrowers' rights, or any combination of such factors. A decrease in persistency, resulting from policy cancellations of older books of business, could materially impact the Company's financial results of operations. While stable or rising interest rates may positively contribute to the persistency rate, declining interest rates could adversely affect the Company's persistency rate, its premium yield and its financial condition and results of operations.

The Company's financial condition and results of operations could be materially and adversely affected by delays in the introduction by PMI of new products or a decrease in customer demand for new and existing products. In addition, there can be no assurance that newly introduced products will be as profitable as the Company's existing products or programs.

The Company's financial condition and results of operations may be materially and adversely affected by changes to the current legal environment, including, but not limited to, legislation that would affect the ability of Fannie Mae or Freddie Mac to offer a substitute for mortgage insurance, legislation that would increase statutory lending limits of FHA and VA, and proposed risk-based capital regulations developed by the Office of Federal Housing Enterprise Oversight. PMI's financial condition and results of operations may be materially and adversely affected by a reduction in the amount of mortgage insurance coverage required by Fannie Mae and Freddie Mac. Also, in 1999, a coalition of financial services and housing related trade associations, including MICA and several large mortgage lenders, formed FM Watch, a lobbying organization that supports expanded federal oversight and legislation relating to the role of Fannie Mae and Freddie Mac ("GSE's") in the secondary mortgage market. The GSE's and other organizations
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are in the process of forming a coalition designed in part to counter activities of FM Watch. The Company's financial condition and results of operations could be adversely affected in the event that these actions polarize the GSE's, members of FM Watch, PMI and PMI's customers.

The performance of the Company's Australian subsidiary could be materially and adversely affected by a weakening in the demand for housing, interest rate volatility, and/or an increase in claims. The performance of the Company's other strategic investments could materially and adversely be affected by changes in the real estate, mortgage lending, mortgage servicing and financial guaranty markets; future movements in interest rates; those operations' future financial condition and performance; the ability of those entities to execute future business plans; and PMI's dependence upon management to operate those companies in which PMI does not own a controlling share.

Any or all of these factors could affect the Company and cause PMI's performance to differ materially from the forward-looking statements contained in this press release. Other risks and uncertainties that could affect the Company are discussed in PMI's various Securities and Exchange Commission filings.


Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

              (c)  Exhibits

              The following exhibit is filed with this report:

Exhibit 99.1  Press Release dated September 6, 2000



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              The PMI Group, Inc.
                              (Registrant)

September 6, 2000             By: /s/ Victor J. Bacigalupi

                                  Victor J. Bacigalupi
                                  Executive Vice President,
                                  General Counsel and Secretary